Exhibit 10.9

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (this “Agreement”) is effective as of November 22, 2011 by and between 808 Renewable Energy Corporation, a Nevada corporation (the “Company”), and Patrick S. Carter (“Seller”).

RECITALS

A.           Seller is the record owner of four million nine hundred ninety-three thousand four hundred seventy-seven (4,993,477) shares of Series A Preferred Stock, $.001 par value per share, of the Company (the “Series A Preferred Stock”).

B.           Under Section 4 of Article III(C) of the Company’s Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on January 28, 2011 (the “Articles”), the Company has the right, but not the obligation, to the extent that it may lawfully do so, at any time and from time to time to purchase and redeem from the holder or holders thereof all or any portion of the then-outstanding shares of Series A Preferred Stock for a purchase/redemption price per share equal to One Dollar ($1.00) per share.

C.           As of the effective date of this Agreement, Seller is the only holder of outstanding shares of Series A Preferred Stock.

D.           On or about June 20, 2011, the Company, on behalf and for the benefit of Seller, made a payment to The Castille Client Trust Account for the Benefit of Lily Lacter in the amount of One Hundred Thousand Dollars ($100,000.00) (the “Lily Lacter Settlement Payment”).

E.           Subject to the terms and conditions hereof, the Company desires and intends herewith to exercise its right of redemption under Section 4 of Article III(C) of the Articles with respect to one hundred thousand (100,000) shares of the Series A Preferred Stock currently owned by Seller (the “Shares”).

F.           Under the terms and conditions set forth in this Agreement, Seller desires hereby to sell the Shares to the Company, and the Company desires hereby to purchase and redeem the Shares from Seller.

AGREEMENT

NOW, THEREFORE, in accordance with the recitals set forth above and AS CONSIDERATION for the representations, warranties, covenants and agreements set forth in this Agreement as well as for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Company and Seller hereby agree as follows:

1.           Recitals Incorporated by Reference. The recitals set forth above are and for all purposes shall be interpreted as being an integral part of this Agreement and are incorporated in this Agreement.

2.           Sale and Purchase and Redemption of Shares. Seller hereby sells to the Company, and the Company hereby purchases and redeems from Seller, the Shares.

3.           Purchase Price. For the Shares and for the additional consideration set forth in Section 10 of this Agreement, the Company shall be deemed to have paid directly to Seller the Lily Lacter Settlement Payment in the amount of One Hundred Thousand Dollars ($100,000.00) as the aggregate purchase price for the Shares (the “Purchase Price”). Seller hereby irrevocably acknowledges Seller’s receipt of the Purchase Price and the full benefit thereof as and when made as described in Recital D hereof.

4.           Closing; Closing Deliveries. The closing of the transaction contemplated by this Agreement (the “Closing”) shall occur at the offices of the Company, located at 5011 Argosy Avenue, Huntington Beach, California 92649, on the effective date of this Agreement (the “Closing Date”). At the Closing, Seller shall deliver to the Company the stock certificate representing Seller’s entire interest in and to all rights to the Shares (Stock Certificate No. PA-002), duly endorsed for transfer by Seller to the Company, and all other instruments that are requested by the Company to vest in the Company good and marketable title in and to the Shares, and the Company shall be deemed to have delivered to Seller the Purchase Price in accordance with Section 3. In addition, as soon as reasonably practicable after the Closing, the Company shall deliver or cause to be delivered to Seller a new stock certificate representing the balance of shares of Series A Preferred Stock currently owned by Seller and represented by Stock Certificate No. PA-002 that are not being purchased or redeemed pursuant to this Agreement.

5.           Seller’s Representations and Warranties. As a material inducement for the Company to enter into this Agreement, Seller hereby represents and warrants to the Company as of the effective date of this Agreement and as of the Closing Date the following:

(a)           Seller is the sole record and beneficial owner of the Shares, free and clear of all liens, pledges, encumbrances, claims, security interests, options and charges, and Seller has full legal right, power, authority and capacity to sell, transfer and deliver the Shares to the Company in accordance with the terms and provisions of this Agreement.

(b)           At the Closing, title to the Shares shall pass to the Company free and clear of any pledge, lien, security interest, encumbrance, claim, option or charge of any kind, and the Company shall be entitled to all rights relating to the ownership of the Shares.

(c)           Seller fully understands, acknowledges and agrees that the consummation of the transaction contemplated by this Agreement may cause Seller to be subject, immediately upon such consummation, to substantial income tax liabilities with respect to which the Company shall have no liability or responsibility whatsoever. With regard to any and all of such income tax liabilities, Seller has sought and obtained advice and recommendations from Seller’s own individual tax experts/advisers and has received no such advice or recommendations from the Company or any of the Company’s tax experts/advisers or other representatives or agents (including the Company’s legal counsel).

(d)           Seller has all the necessary power and authority to enter into this Agreement and to consummate the transaction contemplated by this Agreement.

(e)           Seller has duly executed and delivered this Agreement.

(f)           The execution of this Agreement and the performance and consummation of the transaction contemplated by this Agreement will not conflict with or violate or constitute a default under any contract or other instrument to which Seller is a party or by which Seller is bound.

6.           The Company’s Representations and Warranties. As a material inducement for Seller to enter into this Agreement, the Company hereby represents and warrants to Seller as of the effective date of this Agreement and as of the Closing Date the following:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)           At the Closing, the transaction contemplated by this Agreement shall have been duly authorized and approved by the Company’s Board of Directors, and the Company shall have the corporate power and authority to enter into and perform its obligations under this Agreement, subject to the provisions of Nevada Revised Statutes Section 78.288.

(c)           The consummation of the transaction contemplated by this Agreement will not breach the Articles of Incorporation or the Bylaws of the Company.

(d)           The execution of this Agreement and the performance and consummation of the transaction contemplated by this Agreement will not conflict with or violate or constitute a default under any contract or other instrument to which the Company is a party or by which the Company is bound.

7.           Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements made by Seller and the Company in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Closing.

8.           Seller’s Indemnity. Seller hereby agrees to defend, indemnify, save and hold harmless the Company against and in respect of:

(a)           All losses or damages resulting from any misrepresentation or breach of warranty, covenant or agreement of Seller made or contained in this Agreement; and

(b)           All costs and expenses reasonably incurred by or imposed on the Company in connection with or arising out of any action, suit or proceeding in which the Company may be involved concerning the Shares or to which the Company is made a party by reason of an act or omission of Seller relating to the transaction contemplated by this Agreement that occurs before the Closing.

9.           The Company’s Indemnity. The Company hereby agrees to defend, indemnify, save and hold harmless Seller against and in respect of:

(a)           All losses or damages resulting from any misrepresentation or breach of warranty, covenant or agreement of the Company made or contained in this Agreement; and

(b)           All costs and expenses reasonably incurred by or imposed on Seller in connection with or arising out of any action, suit or proceeding in which Seller may be involved concerning the Shares or to which Seller is made a party by reason of an act or omission of the Company relating to the transaction contemplated by this Agreement that occurs after the Closing.

10.           Seller’s Additional Consideration for the Purchase Price. As additional consideration for the Purchase Price, Seller hereby irrevocably agrees as follows:

(a)           Free and Voluntary Execution of Agreement. Seller is entering into this Agreement freely and voluntarily, with a full understanding of all of its terms.

(b)           Taxes. The consummation of the transaction contemplated by this Agreement may cause Seller to be subject, immediately upon such consummation, to substantial income tax liabilities with respect to which the Company shall have no liability or responsibility whatsoever. Seller shall discharge all such income tax liabilities immediately upon being required to do so, and Seller otherwise shall comply fully with all tax laws applicable to the transaction contemplated by this Agreement.

11.           General Provisions.

(a)           Notices. Any notice, demand or request required or permitted to be given by either the Company or Seller pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other party in writing.

(b)           Headings. The headings in this Agreement are for the convenience of reference only and are not to be used in construing or interpreting any of the provisions of this Agreement.

(c)           Commissions and Fees. The Company and Seller each represent to the other that neither of them has entered into any agreement or incurred any obligation that might or could result in any obligation to pay a sales or brokerage commission in relation to the transaction contemplated by this Agreement.

(d)           Parties in Interest. The provisions of this Agreement shall inure to the benefit of and be binding on the Company and the Company’s successors and assigns and Seller and Seller’s legal representatives, heirs, legatees, distributees, permitted assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement and has agreed in writing to join herein and be bound by the terms and conditions hereof.

(e)           Additional Instruments; Further Actions. The Company and Seller shall execute such additional instruments and take all such further actions as reasonably may be necessary to carry out the intent of this Agreement.

(f)           Amendment. This Agreement may be amended only by a written instrument executed by the Company and Seller.

(g)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision or provisions shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

(h)           Attorneys’ Fees. If any dispute arises between the parties hereto with respect to the matters covered by this Agreement that leads to a proceeding to resolve such dispute, then the prevailing party in such proceeding shall be entitled to receive from the other party such prevailing party’s reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding in addition to any other relief that may be awarded to such prevailing party.

(i)           Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision and shall not prevent such party thereafter from enforcing such provision and each and every other provision of this Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(j)           Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein will be construed against any party hereto. The parties hereto hereby expressly waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. All references in this Agreement to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise expressly specified. Unless otherwise expressly provided in this Agreement, the word “including” wherever it appears in this Agreement does not and shall not limit the words or terms preceding such word.

(k)           Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Nevada applicable to contracts executed in and to be performed in the State of Nevada without regard to conflict of law provisions of the State of State of Nevada.

(l)           Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(m)           Integration. This Agreement contains the entire agreement and understanding of the Company and Seller with respect to the subject matter contained in this Agreement, and all prior agreements or understandings of the Company and Seller with respect to the subject matter contained in this Agreement hereby are revoked.

(n)           Seller’s Independent Legal Counsel. Seller represents, warrants and acknowledges that the Company’s legal counsel is not legal counsel to Seller and has not advised Seller in any way in connection with or regarding this Agreement or the transaction contemplated hereby. Seller further represents, warrants and acknowledges that Seller has been given and had the opportunity to be represented by independent legal counsel in connection with this Agreement and the transaction contemplated hereby and has consulted with such legal counsel or has waived Seller’s right to do so.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Seller have duly executed this Agreement to be effective as of the date first written above.

The “Company”:	“Seller”:

808 Renewable Energy Corporation,
a Nevada corporation

By: /s/Pascal Lorthioir	/s/Patrick S. Carter
Pascal Lorthioir,	Patrick S. Carter
CEO

Address:	Address:
5011 Argosy Avenue	5011 Argosy Avenue
Huntington Beach, CA 92649	Huntington Beach, CA 92649

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